Exhibit 99.2
Zibo Jiazhou Chemical Industry Co., Ltd.
Financial Statements
For The Three And Six Months Ended
June 30, 2010 and 2009

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.

CONTENTS

PAGE	F - 1-2	CONDENSED BALANCE SHEETS AS OF JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009

PAGE	F - 3	CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

PAGE	F - 4-6	CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

PAGE	F - 6-32	NOTES TO CONDENSED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
CONDENSED BALANCE SHEETS

ASSETS

	June 30, 2010	December 31, 2009
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$1,005,398	$828,921
Restricted cash	51,744,100	31,684,762
Accounts receivable	12,037,398	9,973,984
Inventories	7,764,585	5,226,877
Notes receivable	992,414	132,019
Prepayments for goods, net of allowance of $155,983 and $155,329 at June 30, 2010 and December 31, 2009, respectively	14,462,011	4,107,529
Prepaid expenses and other receivables	117,517	435,286
Due from a related party	27,458,139	19,815,537
Due from an employee	7,365,289	2,933,756
Deferred taxes	76,381	61,834
Total current assets	123,023,232	75,200,505

LONG-TERM ASSETS
Property, plant and equipment, net	50,065,532	52,472,912
Construction in progress	24,647,453	21,362,696
Land use rights, net	3,257,202	3,363,622
Due from a related party	16,752,828	16,682,545
Deferred taxes	407,037	364,240
Total long-term assets	95,130,052	94,246,015

TOTAL ASSETS	$218,153,284	$169,446,520

See accompanying notes to condensed financial statements.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
CONDENSED BALANCE SHEETS

LIABILITIES AND SHAREHOLDERS’ EQUITY

	June 30, 2010	December 31, 2009
	(Unaudited)
CURRENT LIABILITIES
Accounts payable	$4,360,751	$2,820,108
Other payables and accrued liabilities	1,715,252	841,931
Short-term bank loans	40,931,223	26,994,508
Customer deposits	1,525,318	1,079,497
Notes payable	71,963,741	47,317,998
Income tax payable	1,864,135	1,515,007
Payable to contractors	1,523,130	1,996,155
Due to related parties	253,368	230,208
Current portion of financial obligation, sale-leaseback, net	502,340	-
Current portion of long-term bank loans	3,388,033	1,320,190
Total current liabilities	128,027,291	84,115,602

LONG-TERM LIABILITIES
Long-term portion of financial obligation, sale-leaseback, net	881,616	-
Long-term bank loans	18,707,834	20,682,978
Total long-term liabilities	19,589,450	20,682,978

TOTAL LIABILITIES	147,616,741	104,798,580

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS’ EQUITY
Registered capital	4,528,113	4,528,113
Additional paid-in capital	7,577,646	7,577,646
Retained earnings (restricted portion is $1,857,451 and $1,857,451 at June 30, 2010 and December 31, 2009, respectively)	52,955,957	47,349,607
Accumulated other comprehensive income	5,474,827	5,192,574
TOTAL SHAREHOLDERS’ EQUITY	70,536,543	64,647,940

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$218,153,284	$169,446,520

See accompanying notes to condensed financial statements.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
CONDENSED STATEMENTS OF
INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

REVENUES	$15,649,352	$15,213,643	$32,488,555	$23,275,429

COST OF GOODS SOLD	13,322,169	12,711,860	26,105,889	20,659,842

GROSS PROFIT	2,327,183	2,501,783	6,382,666	2,615,587

General and administrative expenses	351,547	242,631	616,432	453,334

Selling and distribution expenses	2,628	3,073	5,277	7,148

INCOME FROM OPERATIONS	1,973,008	2,256,079	5,760,957	2,155,105

OTHER INCOME (EXPENSES)

Lease income from a related party, net	707,375	814,476	1,414,645	1,629,931

Interest expense, net	(401,771)	(257,568)	(787,717)	(587,401)

Other expense, net	(5,083)	(1,838)	(5,083)	(1,839)

INCOME BEFORE INCOME TAXES	2,273,529	2,811,149	6,382,802	3,195,796

INCOME TAX EXPENSE	(273,671)	(331,696)	(776,452)	(360,055)

NET INCOME	1,999,858	2,479,453	5,606,350	2,835,741

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain (loss)	27,398	(992)	282,253	(46,698)
OTHER COMPREHENSIVE INCOME	27,398	(992)	282,253	(46,698)

COMPREHENSIVE INCOME	$2,027,256	$2,478,461	$5,888,603	$2,789,043

See accompanying notes to condensed financial statements.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,606,350	$2,835,741
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,987,661	3,067,681
Deferred taxes	(57,344)	(54,357)
Amortization of financial obligation, sale-leaseback	27,458	-

Changes in operating assets and liabilities:
(Increase) Decrease In:
Accounts receivable	(2,063,414)	(3,899,777)
Prepayments for goods	(10,354,482)	648,649
Inventories	(2,537,708)	2,075,347
Prepaid expenses and other receivables	317,769	28,744
Due from a related party	(2,386,514)	(2,470,453)

Increase (Decrease) In:
Accounts payable	1,540,643	(108,950)
Other payables and accrued liabilities	823,786	192,112
Customer deposits	445,821	166,411
Income taxes payable	349,128	(201,983)
Payable to contractors	(473,025)	-
Due to related parties	23,160	127,748
Net cash (used in) provided by operating activities	(5,750,711)	2,406,913

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(244,403)	-
Purchases of construction in progress	(3,188,042)	(2,437,596)
Issuance of notes receivable	(1,104,439)	(6,154,677)
Repayments of notes receivable	246,408	1,992,760
Deposit for land use right and fixed assets to a related party	-	(7,652,725)
Due from a related party	(5,156,717)	(2,429,061)
Net cash used in investing activities	(9,447,193)	(16,681,299)

See accompanying notes to condensed financial statements.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2010	2009
CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	$(20,059,338)	$1,043,735
Due from an employee	(4,431,533)	-
Proceeds from short-term bank loans	43,993,048	25,295,971
Repayments of short-term bank loans	(30,199,116)	(20,231,538)
Proceeds from notes payable	138,098,637	50,089,651
Repayments of notes payable	(113,703,630)	(44,846,221)
Capital contribution from shareholders	-	3,320,136
Net proceeds from financial obligation sale-leaseback	1,473,058	-
Repayment of financial obligation, sale-leaseback	(67,024)	-
Net cash provided by financing activities	15,104,102	14,671,734

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(93,802)	397,348

Effect of exchange rate changes on cash	270,279	(18,985)
Cash and cash equivalents at beginning of period	828,921	149,901

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,005,398	$528,264

SUPPLEMENTARY CASH FLOW INFORMATION

Income taxes paid	$491,771	$615,828
Interest paid	$1,713,302	$917,290

See accompanying notes to condensed financial statements.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Zibo Jiazhou Chemical Industry Co., Ltd. (the “Company” or “ZBJZ”) was incorporated under the laws of the People’s Republic of China (“PRC”) on March 1, 2001 as a limited liability company.

The Company is located in Shandong, PRC. The primary operations of the Company are the manufacture and sales of chemical products.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The Company’s unaudited condensed financial statements and for the three and six months ended June 30, 2010 and 2009 have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the requirements for reporting on Rule 8-03 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full year. The condensed balance sheet information as of December 31, 2009 was derived from the audited financial statements included in the Form 8-K filed on September 30, 2010. These interim condensed financial statements should be read in conjunction with that report.

(b)	Concentrations

The Company has major customers who accounted for the following percentage of total sales and total accounts receivable:

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(b)	Concentrations (Continued)

Customers	Sales Six Months Ended June 30,		Accounts Receivable
	2010	2009	June 30, 2010	December 31, 2009
Company A	24%	24%	37%	7%
Company B	4%	-	11%	-
Company C	10%	3%	1%	-
Company D	-	16%	-	56%
Company E	-	26%	-	28%

The Company has major suppliers who accounted for the following percentage of total purchases and total accounts payable:

Suppliers	Purchases Six Months Ended June 30,		Accounts Payable
	2010	2009	June 30, 2010	December 31, 2009
Company F	34%	19%	38%	33%
Company G	8%	11%	26%	17%
Company H	44%	51%	-	-

(c)	Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ materially from those estimates.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(d)	Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 820-10 (formerly Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements) establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•Level 1—defined as observable inputs such as quoted prices in active markets;
•Level 2—defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
•Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Cash and cash equivalents consist primarily of high rated money market funds at a variety of well-known institutions with original maturities of three months or less. Restricted cash represent time deposits on account to bank acceptance notes. The original cost of these assets approximates fair value due to their short-term maturity. See Note 12.

The carrying amounts of other financial assets and liabilities, such as accounts receivable, notes receivable, prepaid expenses and other receivables, due from an employee, due from a related party, accounts payable, other payables and accrued liabilities, short-term bank loans, customer deposits, notes payable, income tax payable, due to related parties, payable to contractors, current portion of financial obligation, sale-leaseback, net and current portion of long-term bank loans, approximate their fair values because of the short-term maturity of these instruments.

(e)	Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:

-Persuasive evidence of an arrangement exists,
-Delivery has occurred or services have been rendered,
-The seller’s price to the buyer is fixed or determinable, and
-Collectability is reasonably assured.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f)	Retirement Benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to operations as incurred. Retirement benefits amounting to $6,472 and $10,715 were charged to operations for the six months ended June 30, 2010 and 2009, respectively.

(g)	Foreign Currency Translation

The accompanying condensed financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The condensed financial statements are translated into United States dollars from RMB at period-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	June 30,	December 31,	June 30,
	2010	2009	2009
Period end RMB: US$ exchange rate	6.7886	6.8172	-
Average period RMB: US$ exchange rate	6.8029	-	6.8211

(h)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to recognize under current accounting standards as components of comprehensive income should be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current components of other comprehensive income are the foreign currency translation adjustment.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)	New Accounting Pronouncements

Effective January 1, 2009, the Company adopted ASC 815-10 (formerly SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities), which amends SFAS No. 133 and expands disclosures to include information about the fair value of derivatives, related credit risks and a company's strategies and objectives for using derivatives. The adoption of ASC 815-10 did not have a material effect on the Company’s condensed financial statements.

Effective January 1, 2009, the Company adopted ASC 815-40 (formerly Emerging Issues Task Force (“EITF”) Issue No. 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF 07-05”). ASC 815-40 addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity's own stock, which is the first part of the scope exception in paragraph 11(a) of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). If an instrument (or an embedded feature) that has the characteristics of a derivative instrument under paragraphs 6–9 of SFAS 133 is indexed to an entity's own stock, it is still necessary to evaluate whether it is classified in stockholders' equity (or would be classified in stockholders' equity if it were a freestanding instrument). Other applicable authoritative accounting literature, including Issues EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company Own Stock, and EITF 05-2, The Meaning of “Conventional Debt Instrument” in Issue No. 00-19, provides guidance for determining whether an instrument (or an embedded feature) is classified in stockholders' equity (or would be classified in stockholders' equity if it were a freestanding instrument). ASC 815-40 does not address that second part of the scope exception in paragraph 11(a) of SFAS 133. The adoption of ASC 815-40 did not have a material effect on the Company’s condensed financial statements.

On April 9, 2009, the Financial Accounting Standards Board (“FASB”) also approved ASC 825-10 (formerly FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments) to require disclosures about fair value  of financial instruments in  interim period financial statements of publicly traded companies and in summarized financial information required by APB Opinion No. 28, Interim Financial Reporting . We are required to adopt ASC 825-10 for our interim and annual reporting periods ending after June 15, 2009. ASC 825-10 does not require disclosures for periods presented for comparative purposes at initial adoption. ASC 825-10 requires comparative disclosures only for periods ending after initial adoption. The adoption of ASC 825-10 did not have a material effect on the Company’s condensed financial statements.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)	New Accounting Pronouncements (Continued)

In April 2009, the FASB updated guidance related to fair-value measurements to clarify the guidance related to measuring fair-value in inactive markets, to modify the recognition and measurement of other-than-temporary impairments of debt securities, and to require public companies to disclose the fair values of financial instruments in interim periods. This updated guidance became effective for the Company beginning June 1, 2009. The adoption of this guidance did not have a material effect on the Company’s condensed financial statements.

In June 2009, the FASB issued ASC 810-10 (formerly SFAS No. 167) Amendments to FASB Interpretation No. 46(R), which require an enterprise to perform an analysis and ongoing reassessments to determine whether the enterprises variable interest or interests give it a controlling financial interest in a variable interest entity and amends certain guidance for determining whether an entity is a variable interest entity. It also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprises involvement in a variable interest entity. ASC 810-10 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009 and for all interim reporting periods after that. The adoption of ASC 810-10 did not have a material effect on the Company’s condensed financial statements.

In January 2010, the FASB issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires disclosure of transfers of assets and liabilities between Level 1 and Level 2 of the fair value measurement hierarchy, including the reasons and the timing of the transfers and information on purchases, sales, issuance, and settlements on a gross basis in the reconciliation of the assets and liabilities measured under Level 3 of the fair value measurement hierarchy. This guidance is effective for the Company beginning March 1, 2010. The Company is currently evaluating the impact of the adoption of this guidance.

3.	LIQUIDITY

The Company has a working capital deficit of $5,004,059 at June 30, 2010. This was principally due to the Company paid deposit to a related party for a land use right and fixed assets.  The Company currently generates its cash flow through operating profit, and the Company had a net profit of $10,005,392 for the year ended December 31, 2009. As of the date of this report, the Company has not experienced any liquidity problems in settling payables in the normal course of business and repaying the bank loans when they become due. To improve liquidity, the Company may explore new expansion opportunities and funding sources from which the management may consider seeking external funding and financing.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

4.	INVENTORIES

Inventories consist of the following:

	June 30, 2010	December 31, 2009
	(Unaudited)
Raw materials	$3,973,232	$3,930,087
Work-in-progress	219,213	175,566
Finished goods	3,572,140	1,121,224
Total inventories	$7,764,585	$5,226,877

The net book value of $1,309,234 and $1,834,912 of raw materials inventory is pledged as collateral for a short-term bank loan at June 30, 2010 and December 31, 2009, respectively. See Note 11.

5.	NOTES RECEIVABLE

Notes receivable consist of the following:

	June 30, 2010	December 31, 2009
	(Unaudited)
Bank Acceptance Notes (aggregated by month):
Due November 2010	$33,880	$-
Due October 2010	65,794	-
Due September 2010	247,474	-
Due August 2010 (Subsequently settled)	439,708	-
Due July 2010 (Subsequently settled)	55,491	-
Due June, 2010 (Subsequently settled)	-	14,669
Due May, 2010 (Subsequently settled)	-	88,012
Due March, 2010 (Subsequently settled)	-	29,338
Subtotal	842,347	132,019

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

5.	NOTES RECEIVABLE (CONTINUED)

	June 30, 2010	December 31, 2009
	(Unaudited)
Notes Receivable From Unrelated Companies (aggregated by month):
Due July 2010 (Subsequently settled)	$150,067	$-

Total notes receivable	$992,414	$132,019

All the bank acceptance notes and notes receivable from unrelated companies are interest free.

6.	RELATED PARTY TRANSACTIONS

(I) Due From A Related Party

			June 30, 2010	December 31, 2009
			(Unaudited)
Zibo Jiazhou Heat and Power Co., Ltd. (“ZJHP”), no fixed repayment term, interest free, unsecured, guaranteed by Lu Lingliang, a significant shareholder of the Company	a	)	$20,617,541	$14,636,667
ZJHP, no fixed repayment term, interest rate at 5.91% per annum, unsecured, subsequently settled	a	)	6,840,598	5,178,870
Total due from a related party			$27,458,139	$19,815,537

(II) Due From An Employee

	June 30, 2010	December 31, 2009
	(Unaudited)
Current	$7,365,289	$2,933,756
Total due from an employee b)	$7,365,289	$2,933,756

(III) Due From A Related Party

			June 30, 2010	December 31, 2009
			(Unaudited)
Zibo Eagle Textile Co., Ltd. (“Eagle”)	c	)	$16,752,828	$16,682,545

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

6.	RELATED PARTY TRANSACTIONS (CONTINUED)

(IV) Due To Related Parties

			June 30, 2010	December 31, 2009
			(Unaudited)
Lu Feng	d	)	$193,891	$172,065
Due to employees	e	)	59,477	58,143
Total due to related parties			$253,368	$230,208

a) ZJHP is controlled by Lu Lingliang, who is a significant shareholder of the Company.

For the six months ended June 30, 2010 and 2009, the Company has transactions with ZJHP as follows:

	Six Months Ended June 30,
	2010	2009
	(Unaudited)	(Unaudited)
Sales of steam to ZJHP	$3,546,643	$3,533,541
Lease of equipment to ZJHP	3,358,837	3,580,465
Purchases of electricity from ZJHP	1,160,129	1,063,088
Loan advanced to (collected from) ZJHP	1,735,835	(1,319,750)
Interest income from ZJHP	161,417	152,948

On January 1, 2010 and January 5, 2009, the Company signed a one year lease agreement for equipment and buildings with ZJHP with an annual rental fee of $6,717,723 and $7,164,973, respectively. During 2010 and 2009, machinery and buildings with a net book value of $33,601,570 and $35,233,127, respectively, were leased to ZJHP. See Note 8. For the six months ended June 30, 2010 and 2009, depreciation for the property was $1,776,250 and $1,771,511, respectively, and related business tax for the leases were $167,942 and $179,023, respectively. For the six months ended June 30, 2010 and 2009, the net lease income was $1,414,645 and $1,629,931, respectively.

ZJHP provided guarantee of certain short-term bank loans borrowed by the Company. See Note 11.

b)  Due from an employee represent the time deposits paid to an employee as collateral for three bank acceptance notes and one bank acceptance note at Jun 30, 2010 and December 31, 2009, respectively.  The balances are unsecured, interest free, and have no fixed repayment terms. The balances were subsequently settled. See Note 12.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

6.	RELATED PARTY TRANSACTIONS (CONTINUED)

c)  Eagle is controlled by a shareholder Lu Lingliang.  On December 23, 2007, the Company entered into an agreement with Eagle to purchase a land use right and fixed assets on the land with a total contract amount of $19,802,852.  The balances represent deposits paid to Eagle, and they are unsecured, interest free, and have no fixed repayment term. The land use right and fixed assets were pledged as collateral against certain short-term bank loans borrowed by the Company. See Notes 11.

d)  Lu Feng is a significant shareholder and the chairman of the Company.  Lu Feng is the brother of Lu Lingliang.  The balances represent business and travelling related expenses paid by Lu Feng on behalf of the Company. The outstanding balance is unsecured, interest free and has no fixed repayment term.  Lu Feng also provided a personal guarantee for the short-term bank loans borrowed by the Company. See Note 11.

e) Due to employees are interest-free, unsecured and have no fixed repayment terms. The amounts primarily represent business and travelling related expenses paid by employees on behalf of the Company.

7.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following:

	June 30, 2010	December 31, 2009
	(Unaudited)
At cost:
Buildings	$1,267,995	$1,262,675
Machinery	20,580,098	23,829,638
Motor Vehicles	758,709	755,526
Office equipment	57,755	57,513
Leased fixed assets	42,501,528	42,323,223
Assets recorded under financial obligation, sale-leaseback	3,594,851	-
	68,760,936	68,228,575

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

7.	PROPERTY, PLANT AND EQUIPMENT, NET (CONTINUED)

	June 30, 2010	December 31, 2009
	(Unaudited)
Less : Accumulated depreciation
Buildings	$141,573	$118,231
Machinery	7,993,275	8,177,410
Motor Vehicles	373,258	326,096
Office equipment	47,292	43,830
Leased fixed assets	8,899,958	7,090,096
Assets recorded under financial obligation, sale-leaseback	1,240,048	-
	18,695,404	15,755,663
Property, plant and equipment, net	$50,065,532	$52,472,912

For the six months ended June 30, 2010 and 2009, the depreciation cost was $2,867,323 and $2,962,615, respectively. See Notes 8 and 14.

8.	OPERATING LEASE TO A RELATED PARTY

On January 1, 2010 and January 5, 2009, the Company signed a one year lease agreement for buildings and machinery with ZJHP with an annual rental fee of $6,717,723 and $7,164,973 respectively. The Company’s property on operating lease by major classes consists of the following:

	June 30, 2010	December 31, 2009
At cost:
Buildings	$734,430	$731,349
Machinery	41,767,098	41,591,874
	42,501,528	42,323,223
Less : Accumulated depreciation
Buildings	76,615	61,035
Machinery	8,823,343	7,029,061
	8,899,958	7,090,096
Leased fixed assets, net	$33,601,570	$35,233,127

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

8.	OPERATING LEASE TO A RELATED PARTY (CONTINUED)

For the six months ended June 30, 2010 and 2009, the depreciation cost for the leased fixed assets was $1,776,250 and $1,771,511, respectively, which was recorded in the Company’s statements of income and comprehensive income as a cost of lease income from a related party. See Notes 6 and 7.

9.	LAND USE RIGHTS, NET

Land use rights consist of the following:

	June 30, 2010	December 31, 2009
	(Unaudited)
Cost of land use rights	$3,822,672	$3,806,635
Less: Accumulated amortization	(565,470)	443,013
Land use rights, net	$3,257,202	$3,363,622

Amortization expense for the six months ended June 30, 2010 and 2009 was $120,338 and $105,066, respectively.

As of June 30, 2010, application for ownership certificates of two land use rights with a net book value of $1,777,518 was in process. The application for ownership certificates of the two land use rights was completed subsequently on September 7, 2010.

Amortization expense for the next five years and thereafter is as follows:

Period ended June 30, 2011	$241,183
2012	241,183
2013	241,183
2014	241,183
2015	241,183
Thereafter	2,051,287
Total	$3,257,202

All of land use rights are pledged as collaterals for a long-term bank loan at June 30, 2010 and December 31, 2009. See Note 13.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

10.	CONSTRUCTION IN PROGRESS

Construction in progress consists of the following:

	June 30, 2010	December 31, 2009
	(Unaudited)
Buildings	$2,259,214	$1,206,536
Machinery	22,388,239	20,156,160
Total construction in progress	$24,647,453	$21,362,696

Capitalized interest for the six months ended June 30, 2010 and 2009 is $706,287 and $0, respectively. See Note 13.

11.	SHORT-TERM BANK LOANS

Short-term bank loans consist of the following:

	June 30, 2010	December 31, 2009
	(Unaudited)
Industrial and Commercial Bank of China, due July 13, 2010, interest rate at 4.86% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	$957,488	$-

Agriculture Bank of China, due July 16, 2010, interest rate at 2.1% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	1,057,981	-

Agriculture Bank of China, due August 3, 2010, interest rate at 2.3% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	916,970	-

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

11.	SHORT-TERM BANK LOANS (CONTINUED)

	June 30, 2010	December 31, 2009
	(Unaudited)
Shanghai Pudong Development Bank, due August 12, 2010, interest rate at 5.346% per annum, guaranteed by Shandong Fengyang Group Co., Ltd. and the chairman of the Company (See Note 6) (Repaid on its due date)	$2,946,116	$-

Agriculture Bank of China, due August 26, 2010, interest rate at 3.8% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	806,316	-

Industrial and Commercial Bank of China, due August 29, 2010, interest rate at 3.04% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	957,851	-

Industrial and Commercial Bank of China, due September 10, 2010, interest rate at 3.04% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	1,098,703	-

Agriculture Bank of China, due September 17, 2010, interest rate at 3.80% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	1,034,627	-

China Merchant Bank , due December 3, 2010, interest rate at 4.86% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd., Zibo Lanyan Group Co., Ltd. and the chairman of the Company (See Note 6)	2,946,116	-

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

11.	SHORT-TERM BANK LOANS (CONTINUED)

	June 30, 2010	December 31, 2009
	(Unaudited)
China Citic Bank, due January 20, 2011 interest rate at 5.84% per annum, guaranteed by the chairman of the Company, Zhang Lianfang and secured by raw material inventories (See Notes 4 and 6)	$4,419,173	$-

Rizhao Bank, due February 23, 2011, interest rate at 5.31% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. and the of the Company	4,419,173	-

Agriculture Bank of China, due February, 16 2011, interest rate at 6.90% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd.	1,841,322	-

Industrial and Commercial Bank of China, due March 25, 2011, interest rate at 9.03% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. and Zibo Lanyan Group Co., Ltd.	2,062,281	-

Huaxia Bank, due May 5, 2011, interest rate at 5.31% per annum, guaranteed by Zibo Lanyan Group Co., Ltd.	4,419,173	-

Agriculture Bank of China, due May 16, 2011, interest rate at 6.90% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd.	1,473,058	-

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

11.	SHORT-TERM BANK LOANS (CONTINUED)

	June 30, 2010	December 31, 2009
	(Unaudited)
Industrial and Commercial Bank of China, due November 25, 2011, interest rate at 9.03% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. and Zibo Jiazhou Hotel Co., Ltd.	$2,651,504	$-

Qilu Bank, due April 30, 2011, interest rate at 6.37% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. and Zibo Jiazhou Hotel Co., Ltd.	2,946,115	-

Agriculture Bank of China, due March 18, 2011, interest rate at 6.90% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd.	3,977,256

Shanghai Pudong Development Bank, due May 12, 2010, interest rate at 5.84% per annum, guaranteed by Shandong Fengyang Co., Ltd. and the chairman of the Company (See Note 6) (Repaid on its due date)	-	2,933,756

Agriculture Bank of China, due May 12, 2010, interest rate at 6.90% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	-	1,466,878

Huaxia Bank, due May 5, 2010, interest rate at 5.31% per annum, guaranteed by Zibo Lanyan Group Co., Ltd. (Repaid on its due date)	-	4,400,634

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

11.	SHORT-TERM BANK LOANS (CONTINUED)

	June 30, 2010	December 31, 2009
	(Unaudited)
China Citic Bank, due May 4, 2010, interest rate at 5.35% per annum, secured by raw materials inventory (See Note 4) (Repaid on its due date)	$-	$4,400,634

Qishang Bank, due April 17, 2010, interest rate at 9.03% per annum, guaranteed by ZJHP and Zibo Lanyan Group Co., Ltd. (See Note 6) (Repaid on its due date)	-	2,053,629

Qishang Bank, due April 17, 2010, interest rate at 9.03% per annum, guaranteed by ZJHP, Zibo Jiazhou Hotel Co., Ltd, and Zibo Lanyan Group Co., Ltd. (See Note 6) (Repaid on its due date)	-	1,056,152

Agriculture Bank of China, due March 30, 2010, interest rate at 6.90% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	-	1,833,597

Agriculture Bank of China, due March 26, 2010, interest rate at 6.90% per annum, guaranteed by Eagle’s land use right and fixed assets (See Note 6) (Repaid on its due date)	-	3,960,570

Agriculture Bank of China, due March 16, 2010, interest rate at 1.83% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	-	702,526

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

11.	SHORT-TERM BANK LOANS (CONTINUED)

	June 30, 2010	December 31, 2009
	(Unaudited)
Agriculture Bank of China, due March 12, 2010, interest rate at 1.83% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	$-	$702,598

Industrial and Commercial Bank of China, due February 23, 2010, interest rate at 1.26% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	-	843,154

Qishang Bank, due January 26, 2010, interest rate at 9.03% per annum, guaranteed by ZJHP and Zibo Jiazhou Hotel Co., Ltd. (See Note 6) (Repaid on its due date)	-	2,640,380
Total short-term bank loans	$40,931,223	$26,994,508

Interest expense for short-term bank loans was $1,007,015 and $917,290 for the six months ended June 30, 2010 and 2009, respectively.

12.	NOTES PAYABLE

Notes payable consist of the following:

	June 30, 2010	December 31, 2009
	(Unaudited)
Bank Acceptance Notes:
Due December 11, 2010	$7,365,289	$-
Due December 8, 2010	2,209,587	-
Due November 28, 2010, guaranteed by Shandong Deyuan Leather Co., Ltd.	8,838,341	-
Due November 19, 2010, guaranteed by an employee’s time deposit (See Note 6)	5,892,231	-
Due November 18, 2010	5,892,231	-

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

12.	NOTES PAYABLE (CONTINUED)

	June 30, 2010	December 31, 2009
	(Unaudited)
Due November 13, 2010	$2,946,116	$-
Due November 6, 2010	2,946,116	-
Due September 24, 2010, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	3,240,727	-
Due September 10, 2010 (Repaid on its due date)	2,946,116	-
Due September 9, 2010 (Repaid on its due date)	2,946,116	-
Due August 24, 2010 (Repaid on its due date)	4,419,173	-
Due August 1, 2010 (Repaid on its due date)	2,946,116	-
Due July 28, 2010 (Repaid on its due date)	2,946,116	-
Due July 27, 2010 (Repaid on its due date)	5,892,231	-
Due July 13, 2010, guaranteed by an employee’s time deposit (See Note 6) (Repaid on its due date)	2,209,587	-
Due July 12, 2010, guaranteed by an employee’s time deposit (See Note 6) (Repaid on its due date)	2,209,587	-
Due July 8, 2010, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	883,835	-
Due June 22, 2010 (Repaid on its due date)	-	7,334,390
Due June 21, 2010 (Repaid on its due date)	-	7,334,390
Due June 12, 2010, guaranteed by an employee’s time deposit (See Note 6) (Repaid on its due date)	-	2,933,756
Due June 4, 2010 (Repaid on its due date)	-	1,466,878
Due May 19, 2010 (Repaid on its due date)	-	5,867,512
Due March 26, 2010 (Repaid on its due date)	-	3,667,195

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

12.	NOTES PAYABLE (CONTINUED)

	June 30, 2010	December 31, 2009
	(Unaudited)
Due March 16, 2010 (Repaid on its due date)	$-	$2,200,317
Due March 9, 2010 (Repaid on its due date)	-	2,933,756
Due February 13, 2010 (Repaid on its due date)	-	1,466,878
Due January 29, 2010 (Repaid on its due date)	-	2,933,756
Due January 22, 2010 (Repaid on its due date)	-	3,667,195
Due January 8, 2010 (Repaid on its due date)	-	880,127
Subtotal	66,729,515	42,686,150

Notes Payable to Unrelated Companies:
Due November 25, 2010, interest free, unsecured	47,074	-
Due October 23, 2010, interest free, unsecured	283,388	-
Due October 20, 2010, interest free, unsecured	720,674	-
Due October 13, 2010, interest free, unsecured	479,737	-
Due September 30, 2010, interest free, unsecured	119,318	-
Due September 30, 2010, interest free, unsecured	397,726	-
Due September 20, 2010, interest free, unsecured (Repaid on its due date)	976,722	-
Due September 8, 2010, interest free, unsecured (Repaid on its due date)	2,209,587	-
Due July 30, 2010, interest free, unsecured (Repaid on its due date)	-	879,115
Due July 30, 2010, interest rate at 9.16% per annum, unsecured (Repaid on its due date)	-	690,899

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

12.	NOTES PAYABLE (CONTINUED)

	June 30, 2010	December 31, 2009
	(Unaudited)
Due January 31, 2010, interest free, unsecured (Repaid on its due date)	$-	$75,541
Due January 28, 2010, interest free, unsecured (Repaid on its due date)	-	202,841
Due January 13, 2010, interest free, unsecured (Repaid on its due date)	-	1,452,649
Due January 12, 2010, interest free, unsecured (Repaid on its due date)	-	23,191
Due January 9, 2010, interest free, unsecured (Repaid on its due date)	-	1,219,604
Due January 5, 2010, interest free, unsecured (Repaid on its due date)	-	88,008
Subtotal	5,234,226	4,631,848

Total	$71,963,741	$47,317,998

All the bank acceptance notes are subject to bank charges of 0.05% of the principal as a commission on each loan transaction. Bank charges for bank acceptance notes were $34,470 and $14,975 for the six months ended June 30, 2010 and 2009, respectively.

Restricted cash of $51,744,100 and $31,684,762 is collateralized for the bank acceptance notes at June 30, 2010 and December 31, 2009, respectively.

Interest expense for notes payable to unrelated companies was $0 and $31,643 for the six months ended June 30, 2010 and 2009, respectively.

13.	LONG-TERM BANK LOANS

Long-term bank loans consist of the following:

	June 30, 2010	December 31, 2009
	(Unaudited)
Agriculture Bank of China, due July 13, 2013, interest rate at 6.34% per annum, guaranteed by Shandong Qingyuan Group Co., Ltd., Zibo Qingtian Properties Co., Ltd., Shangdong Qingtian Plastic Industry Co., Ltd., and Shandong Qingyuan Asphalt Technology Co., Ltd.. Principal is to be repaid every 3 months in 13 unequal installments from July 13, 2010, and interest is paid quarterly. (Subsequently repaid $294,612 on its due date)	$14,730,578	$14,668,779

Agriculture Bank of China, due July 13, 2013, interest rate at 6.34% per annum, guaranteed by Zibo Fengyang Color Steel Co., Ltd. and secured by land use rights. (See Note 9) Principal is to be repaid every 3 months in 13 unequal installments from July 13, 2010, and interest is paid quarterly.	7,365,289	7,334,389
Total long-term bank loans	22,095,867	22,003,168

Less: current portion	3,388,033	1,320,190

Long-term portion	$18,707,834	$20,682,978

The interest expense for six months ended June 30, 2010 and 2009 of $706,287 and $0 was capitalized in construction in progress. See Note 10.

The repayment schedule for the long-term bank loans is as follows:

Period ended June 30, 2011	$3,388,033
2012	9,317,091
2013	9,390,743
Total	$22,095,867

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

14.	FINANCIAL OBLIGATION, SALE-LEASEBACK

In May 2010, the Company refinanced its machinery under a sale-leaseback arrangement. Under the sale-leaseback agreement, the machinery was sold for $2,526,294 and concurrently, the Company leased the machinery back for the amount aggregating $2,526,294 with a weighted average annual interest rate of 13.32%, payable in periodic installments through June 2013. Among the selling price of $2,526,294, $1,473,058 was received in cash, and the remaining balance of $1,053,236 was treated as a security deposit to be applied to the future lease payments. The transaction has been accounted for as a financing arrangement, wherein the property remains on the Company’s books and will continue to be depreciated. A financial obligation in the amount of $1,383,956, representing the net proceeds of the sale, has been recorded under “Financial obligation, sale-leaseback” in the Company’s Balance Sheets, and is being reduced based on lease payments under the financial obligation. The Company has an option to purchase the machinery for $1,053,236 at the expiration date of the lease.

	June 30, 2010	December 31, 2009
	(Unaudited)
Financial obligation, sale-leaseback	$1,423,522	$-
Less: Accumulated amortization	(39,566)	-
Financial obligation, sale-leaseback, net	1,383,956	-

Less: Current portion	502,340	-
Long-term portion	$881,616	$-

As of June 30, 2010, future minimum payments required under non-cancellable sale-leaseback are:

Period ended June 30, 2011	$796,188
2012	699,702
2013	567,127
Total minimum lease payments	2,063,017

Less: Amount representing interest	679,061
Present value of net minimum lease payments	$1,383,956

Amortization of the financial obligation for the six months ended June 30, 2010 was $27,458.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

15.	TAXES

(I) Corporation Income Tax (“CIT”)

The CIT rate applicable to the Company is 25%. However, in accordance with the relevant taxation laws in the PRC, from the time that a company has its first profitable tax year, a foreign investment company is exempt from corporate income tax for its first two years and is then entitled to a 50% tax reduction for the succeeding three years. For the Company, the first profitable year for income tax purposes as a foreign investment company was 2006. The tax rate to the Company is 12.5% for the six months ended June 30, 2010 and 2009.

Effective January 1, 2007, the Company adopted ASC 740-10 (formerly FIN 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109). The interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.

Under ASC 740-10, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740-10 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of June 30, 2010, the Company does not have a liability for unrecognized tax benefits.

Income tax expense for the six months ended June 30, 2010 and 2009 are summarized as follows:

	Six Months Ended June 30,
	2010	2009
	(Unaudited)	(Unaudited)
Current CIT expense	$(833,796)	$(414,412)
Deferred CIT benefit	57,344	54,357
Income tax expense	$(776,452)	$(360,055)

The Company’s income tax expense differs from the “expected” tax expense (computed by applying the CIT rate of 25% percent to income before income taxes) as follows

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

15.	TAXES (CONTINUED)

	Six Months Ended June 30,
	2010	2009
	(Unaudited)	(Unaudited)
Computed “expected” expense	$(1,595,701)	$(798,949)
Favorable tax rate effect	797,850	399,475
Permanent differences	21,399	39,419
Income tax expense	$(776,452)	$(360,055)

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets and liabilities as of June 30, 2010 and December 31, 2009 are as follows:

	June 30, 2010	December 31, 2009
	(Unaudited)
Deferred tax assets (liabilities):
Current:
General and administrative expenses	$15,592	$14,758
Cost of goods sold	78,584	46,703
Interest expense	(17,795)	373
Subtotal	76,381	61,834
Non-current:
Amortization	79,801	64,225
Depreciation	327,236	300,015
Subtotal	407,037	364,240

Net deferred tax assets	$483,418	$426,074

In June 2006, the FASB issued ASC 740-10 (formerly FIN 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109), which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in an income tax return. ASC 740-10 presents a two-step process for evaluating a tax position. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. The second step is to measure the benefit to be recorded from tax positions that meet the more likely than not recognition threshold, by determining the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement, and recognizing that amount in the financial statements. At the date of adoption, and as of June 30, 2010, the Company does not have a liability for unrecognized tax benefits. There was no effect on financial condition or results of operations as a result of implementing ASC 740-10.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

15.	TAXES (CONTINUED)

(II) Value Added Tax (“VAT”)

Enterprises or individuals who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value added tax in accordance with the PRC laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on the sales of the finished products.

The VAT payable balance of $890,055 and $235,295 at June 30, 2010 and December 31, 2009, respectively, are included in other payables and accrued expenses in the accompanying balance sheets.

(III) Tax Holiday

For the six months ended June 30, 2010 and 2009 the PRC corporate income tax rate was 25%. The Company are entitled to favourable tax rates of 12.5% for the six months ended June 30, 2010 and 2009.

The pro forma effect of the favourable tax rates available to the Company for the six months ended June 30, 2010 and 2009 are as follows:

	Six Months Ended June 30,
	2010	2009
	(Unaudited)	(Unaudited)
Tax holiday effect	$(797,850)	$(399,475)

16.	REGISTERED CAPITAL

The registered capital of the Company is as follows:

Registered Capital:	June 30, 2010		December 31, 2009
	(Unaudited)
Lu Feng	$1,483,406	32.76%	$1,483,406	32.76%
Lu Lingliang	1,450,814	32.04%	1,450,814	32.04%
Singapore Castle Investment Pte. Ltd.	1,358,435	30.00%	1,358,435	30.00%
Zhang Meng	235,458	5.20%	235,458	5.20%
Total	$4,528,113	100%	$4,528,113	100%

17.	COMMITMENTS AND CONTINGENCIES

(I) Contingencies

As of June 30, 2010, the Company provided corporate guarantees for bank loans borrowed by Zibo Lanyan Group Co., Ltd. (“Lanyan”) and Shandong Fengyang Co., Ltd. (“Fengyang”), which are incorporated in the PRC. As a part of the corporate guarantees, Lanyan and Fengyang also provided cross guarantees for the short-term bank loans of $12,373,686 borrowed by the Company. See Note 11. If Lanyan or Fengyang defaults on the repayment of its bank loans, the Company is required to repay the outstanding balance. As of June 30, 2010, the guarantee provided for the bank loans borrowed by Lanyan and Fengyang was approximately $12,520,992, which consists of the following:

Due December 14, 2010	$2,209,587
Due January 24, 2011	7,365,289
Due April 19, 2011	1,473,058
Due May 11, 2011	1,473,058
Total	$12,520,992

A default by Lanyan and Fengyang is considered remote by the management. Based on the information available to the management, the fair values of the guarantees granted by the Company are not considered material and therefore no liability for the guarantor's obligation under the guarantees was recognized as of June 30, 2010.

(II) Lease Commitments

In April 2007, the Company signed a land lease agreement with Zhoucun District People’s Government Zhoujia Community Committees (“Committees”). The Company leased land from Committees for 35 years. Annual lease fee for the land is RMB286,500 (approximately $42,026). For the six months ended June 30, 2010 and 2009, the lease expense was $21,057 and $21,001, respectively.

As of June 30, 2010, the Company has outstanding commitments with respect to non-cancellable operating lease for the land, which fall due as follows:

Period ended June 30, 2011	$42,114
2012	42,114
2013	42,114
2014	42,114
2015	42,114
Thereafter	1,116,031
Total	$1,326,601

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

17.	COMMITMENTS AND CONTINGENCIES (CONTINUED)

(III) Capital Commitments

As of June 30, 2010, the Company entered into agreements and made payments of $17,976,625 toward the purchases of production equipments to be used in the maleic anhydride project. The Company is required to pay the remainders of the purchase price of approximately $2,302,929 prior to the delivery of the equipments, which is estimated to occur in 2010. The amount paid is recorded in construction in progress. Through June 30, 2010, the Company used its working capital and borrowed money from a local bank to fund the project. The Company estimates completion of the project by October 2010.

The Company entered two agreements toward the purchases of certain licensed technology and equipment to be used in the butanediol project with a contract amount of Euro 16,650,000 or $20,326,320 and RMB5,750,000 or $846,975, respectively.  As of June 30, 2010, the Company made payments of $6,544,145 and $126,683, respectively for the butanediol project. The Company is required to pay the remainders of the purchase price of $8,085,581 and $7,588,013 in total for the project, respectively, in the next first year and second year according to the terms of the agreement. The amount paid is recorded in construction in progress. The Company used its working capital and borrowed money from a local bank to fund the project. The Company estimates completion of the project in 2012.

As of June 30, 2010, the Company entered into an agreement and made payments of $16,752,828 toward the purchase of a land use right and fixed assets from Eagle. The Company is required to pay the remainder of the purchase price of approximately $3.1 million by the end of 2010. The amount paid is recorded in due from a related party. See Note 6.

18.	SUBSEQUENT EVENTS

On August 28, 2010, Singapore Castle Investment Pte. Ltd. transferred its equity interests in the Company to YLL Investment Group Limited (“YLL”), an unrelated company. As a result, the Company is held by Lu Feng, Lu Liangliang, YLL and Zhang Meng with equity interests of 32.76%, 32.04%, 30.00% and 5.20%, respectively.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

18.	SUBSEQUENT EVENTS (CONTINUED)

On September 30, 2010, the Company entered into contractual agreements (known as a “variable interest entity” (VIE) arrangement) with Zibo Costar Information Consulting Co., Ltd. (“Zibo Costar”), under which Zibo Costar provides exclusive management and technical services and exclusive technology consulting services (collectively, the “Service Agreements”) to the Company in exchange for substantially all of the net income of the Company.  Zibo Costar is a wholly-owned foreign enterprise organized under the laws of the PRC, whose 100% registered capital is owned by Gold Champ Consultants Limited, a Hong Kong corporation (“Gold Champ”).  As collateral to ensure the Company’s payments under the Service Agreements, the shareholders of the Company, through an equity pledge agreement, pledged all of their rights and interests in the Company, including voting rights and dividend rights, to Zibo Costar. In addition, the shareholders of the Company, through an exclusive option agreement, granted to Zibo Costar an exclusive, irrevocable and unconditional right to purchase part or all of the equity interests in the Company when the purchase becomes permissible under the relevant PRC Law.

On September 30, 2010, the Bomps Mining, Inc., a California corporation (“Bomps Mining”), entered into a Share Exchange Agreement with Gold Champ and the shareholders of Gold Champ, pursuant to which the Bomps Mining acquired 100% of the issued and outstanding capital of Gold Champ in exchange for 19,861,700 shares of the Company’s common stock, par value $0.0001 (the “Share Exchange”). As a result of these transactions, the former shareholders of Gold Champ own securities that in the aggregate represent approximately 66% of the equity in Bomps Mining on September 30, 2010.